UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 2, 2018

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2018, GP Strategies Corporation (the "Company") entered into an employment agreement with Adam H. Stedham, the Company's President. The term of Mr. Stedham's employment agreement began on August 2, 2018 and will continue until terminated pursuant to the terms of the employment agreement summarized below. Mr. Stedham’s employment agreement provides for an annual base salary of $400,000 which will be reviewed annually and subject to adjustment in the discretion of the Company’s Board of Directors, or the Compensation Committee thereof. Mr. Stedham will be eligible to participate in the Company’s annual short-term incentive plan. He will also be eligible to participate in the long-term equity incentive plan, currently consisting of annual grants of performance-based vesting restricted stock with a value equal to 1.1 times base salary at the time of grant. Mr. Stedham is also entitled to participate in the Company's employee benefit plans and programs for similarly situated executive officers.

The employment agreement provides for the termination of Mr. Stedham's employment by the Company immediately for “Cause,” as defined in the employment agreement. The Company may terminate Mr. Stedham’s employment other than for “Cause” by providing at least 18 months notice of termination. Mr. Stedham may terminate his employment immediately for "Good Reason," as defined in the employment agreement. If the Company terminates Mr. Stedham’s employment other than for “Cause”, or Mr. Stedham terminates his employment for “Good Reason,” he will be entitled to receive his then-current base salary and other compensation benefits for 18 months from the date of termination. Mr. Stedham’s entitlement to the foregoing severance payments is subject to his release of claims against the Company and his compliance with certain restrictive covenants as provided in the employment agreement. Mr. Stedham will not be entitled to any compensation or other benefits beyond the termination date if his employment is terminated due to death, disability, by the Company for "Cause," or by him in the absence of "Good Reason."

Mr. Stedham’s employment agreement contains restrictive covenants relating to the protection of confidential information, intellectual property, non-disclosure, non-competition and non-solicitation. The non-compete and non-solicitation covenants generally continue for a period of 12 months following the end of employment.

The full text of Mr. Stedham’s employment agreement is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits
(d)            Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Adam H. Stedham dated August 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: August 8, 2018	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Adam H. Stedham dated August 2, 2018.

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